UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 25, 2013

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File No.)	identification number)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(855) 449-9642

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The information included under Item 8.01 of this Current Report on Form 8-K/A is incorporated herein by reference.

Item 8.01 Other Events

Zynga Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K, as filed with the SEC on July 25, 2013, to refile an amended press release attached as Exhibit 99.1 (the “Amended Release”) in order to correct a typographical error with respect to its third quarter 2013 outlook for tax effect of non-GAAP adjustments to net loss, non-GAAP net loss range and non-GAAP net loss per share range. In connection with the reconciliation of the Company’s outlook for the third quarter of 2013 of non-GAAP net loss to net loss, the Company mistakenly reported a projected “tax effect of non-GAAP adjustments to net loss” in the range of ($14,000) – ($9,000). The Amended Release is corrected to show a projected “tax effect of non-GAAP adjustments to net loss” of $14,000 – $9,000. In addition, the Amended Release also corrects the Company’s outlook for third quarter “non-GAAP net loss range” from ($72,000) – ($38,000) to ($44,000) – ($20,000), and its outlook for third quarter “non-GAAP net loss per share range” from ($0.09) – ($0.05) to ($0.05) – ($0.02) per share. All other information included in the original press release is unchanged.

The information furnished on this Form 8-K/A, including the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Zynga Inc., dated July 25, 2013, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: July 25, 2013	By:	/s/ Mark Vranesh
Mark Vranesh
Chief Financial Officer and Chief Accounting Officer